HIGH END VENTURES, INC.

Special Meeting of Stockholders – November 9, 2007

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of High End Ventures, Inc. (the “Corporation”) does hereby nominate, constitute and appoint Nadir Walji, the true and lawful proxy, agent and attorney of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said Corporation standing in the name of the undersigned at the close of business on Friday the 9th of November, 2007 at the Special Meeting of Stockholders to be held at the offices of the Corporation, 2610-1066 West Hastings Street, Vancouver, British Columbia, Canada, at 10:00 a.m., local time, or at any adjournment or postponement thereof, with all of the powers which would be possessed by the undersigned if personally present.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. ☒    Please mark votes as in this example.

PROPOSAL 1

Approval of the amendment to change the Corporation’s name to “Electrolinks International Corp.”

FOR     AGAINST     ABSTAIN
        ☐    ☐     ☐

PROPOSAL 2

Approval to acquire The Electrolinks Corporation pursuant to the Business Combination Agreement and the Amalgamation Agreement, both dated September 18, 2007.

FOR     AGAINST     ABSTAIN
        ☐      ☐   ☐

PROPOSAL 3

Election of directors

1) Hari S. Rao

2) Roman Hrycyshyn

To withhold authority to vote for either nominee, mark “Except For” and circle the number of the nominee.

FOR      AGAINST    EXCEPT

BOTH    BOTH           FOR
        ☐    ☐    ☐

`

NOTE: Please print and sign name exactly as your name (or names) appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature _______________________

Print _______________________

Date _______________________

Signature _______________________

Print _______________________

Date _______________________

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED. NON-U.S. SHAREHOLERS SHOULD RETURN THIS PROXY BY FAX TO: HOLLADAY STOCK TRANSFER, ATTN: TOM LEUCK, AT (480) 481-3941. MR. LEUCK’S PHONE NUMBER IS (480) 481-3940.